FOR MEDIA RELEASE:

SYNERGY BRANDS INC.

Syosset, NY, November 26, 2007 Synergy Brands, Inc. (NASDAQ: SYBR)

Synergy Brands has updated its media presentation. The Company believes that Revenues will exceed $80 million and gross profit will exceed $7 million for Fiscal 2007.

Media presentation can be seen at:

http://www.sybr.com/investor_media.htm

Forward-looking statements:

     This press release and Company review and assumptions made regarding the financial figures and other information, referenced and presented, state and reflect assumptions, expectations, projections, intentions and/or beliefs about past and future events that are intended as "forward-looking statements" under the Private Securities Litigation Reform Act of 1994. You can identify these statements by the fact that they do not relate to historical or current facts. They use words such as "anticipate", "estimate", "project", "forecast", "may", "will", "should", "expect", "assume", "believe" and other derivations thereof and other words of similar meaning. In particular these include, but are not limited to, statements reflecting the projected business activities and goals, revenues, earnings, non-GAAP measures of operations, profit and loss of the Company and associated costs. Any or all of the Company's forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks or uncertainties. Comparable GAAP compliant figures are presented herein to EBITDA numbers stated. For a description of many of these risks and uncertainties, please refer to the Company's filings with the U.S. Securities & Exchange Commission (ww.sec.gov) including Forms 10K and 10Q that can be found at www.sybr.com.

Contact: Beverly Jedynak
                  Martin E. Janis & Company, Inc.
                  312-943-1100 ext. 12
                  bjedynak@janispr.com